UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2022

Zoned Properties, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51640	46-5198242
(Commission File Number)	(IRS Employer Identification No.)

8360 E. Raintree Drive, #230 Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (877) 360-8839

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2022, the Board of Directors of Zoned Properties, Inc. (the “Company”) appointed Berekk Blackwell, the Company’s Chief Operating Officer, as President of the Company, effective immediately. Mr. Blackwell will continue to serve in the role of Chief Operating Officer, as well.

Since July 1, 2021, Mr. Blackwell, age 32, has served as the Company’s Chief Operating Officer, and from September 2020 to July 2021, he served as the Company’s Director of Business Development. From December 2018 until June 2021, Mr. Blackwell served as President of Daily Jam Holdings LLC. From January 2016 to December 2018, he served as Vice President of Due North Holdings LLC. Prior to joining the Company, Mr. Blackwell developed domestic and international markets for Kahala Brands, a global franchise organization with more than 3,000 retail locations in over a dozen countries. He also led emerging brand and portfolio operations for several private equity groups investing in the restaurant franchise space. Mr. Blackwell earned his B.A. in Finance from Fort Lewis College. Mr. Blackwell and his spouse filed for bankruptcy in the U.S. Bankruptcy Court, District of Arizona on November 13, 2020.

On July 26, 2022, the Company entered into an employment agreement, effective July 1, 2022, with Mr. Blackwell (the “Blackwell Employment Agreement”). Pursuant to the terms of the Blackwell Employment Agreement, the Company agreed to pay Mr. Blackwell a base annual salary of $150,000 for his services as President and Chief Operating Officer. The Company may also award Mr. Blackwell discretionary cash and/or equity bonuses.

The Blackwell Employment Agreement has a term of one year, expiring on July 1, 2023. During the initial term, neither party may terminate the Blackwell Employment Agreement except for Cause (as hereinafter defined). For purposes of the Blackwell Employment Agreement, Cause, with respect to Mr. Blackwell, means:

(i)	a material violation of any material written rule or policy of the Company applicable to Mr. Blackwell and which Mr. Blackwell fails to correct within 10 days after notice;
(ii)	misconduct by Mr. Blackwell to the material and demonstrable detriment of the Company;
(iii)	Mr. Blackwell’s conviction of, or pleading guilty to, a felony; or
(iv)	Mr. Blackwell’s material failure to perform his obligations and fulfill the covenants and agreements in the Blackwell Employment Agreement, after notice and failure to cure, as provided in the Blackwell Employment Agreement.

With respect to the Company, Cause means Company’s material failure to perform the Company’s obligations and fulfill the covenants and agreements in the Blackwell Employment Agreement, after notice and failure to cure, as provided in the Blackwell Employment Agreement.

The Blackwell Employment Agreement will continue to be in full force and effect after July 1, 2023, except that either party may terminate the Blackwell Employment Agreement for any reason upon 30 days’ written notice.

The Blackwell Employment Agreement contains representations, warranties and covenants customary for an agreement of this type.

The above description of the Blackwell Employment Agreement is qualified in its entirety by reference to the complete text of the Blackwell Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, entered into on July 26, 2022 and effective as of July 1, 2022, by and between the registrant and Berekk Blackwell.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZONED PROPERTIES, INC.

Dated: July 27, 2022	/s/ Bryan McLaren
Bryan McLaren
Chief Executive Officer & Chief Financial Officer

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